EXHIBIT 10.05

ASSIGNMENT OF INVENTION,

NONDISCLOSURE AND NONSOLICITATION AGREEMENT

In consideration of the value of my engagement as an independent contractor with VeriSign, Inc. (hereinafter referred to collectively with its subsidiaries and affiliated entities as “VERISIGN”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VERISIGN and I agree to this Assignment of Invention, Nondisclosure and Nonsolicitation Agreement (“Agreement”) as follows:

1.	PROPRIETARY INFORMATION OF VERISIGN IS NOT TO BE DISCLOSED.

(a)	I agree that all information, whether or not in writing, of a private, secret or confidential nature concerning VERISIGN’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of VERISIGN. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, algorithms, devices, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of VERISIGN.

(b)	I agree that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by me or others, which shall come into my custody or possession, shall be and are the exclusive property of VERISIGN to be used by me only in the performance of my duties for VERISIGN. All such materials or copies thereof and all tangible property of VERISIGN in my custody or possession shall be delivered to VERISIGN, upon the earlier of (i) a request by VERISIGN or (ii) termination of my contracting engagement. After such delivery, I shall not retain any such materials or copies thereof or any such tangible property.

(c)

I recognize, acknowledge and agree that during my engagement and following the termination of that engagement, whether voluntary or involuntary, whether with or without cause, and whether with or without notice, I will not, on my own behalf or as a partner, officer, director, employee, agent, administrator, teacher, trainer, advisor or consultant of any other person or entity, directly or indirectly, disclose Proprietary Information to any person or entity other than agents of VERISIGN, and I will not use or aid others in obtaining or using any such Proprietary Information without the express written permission of the Chief Executive Officer of VERISIGN or his/her designee. I agree that my obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and my obligation to return all materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of VERISIGN or suppliers to VERISIGN or other third parties who may have disclosed or entrusted the same to VERISIGN or to me.

(d)	The obligations of this Section 1 will survive the termination of my engagement unless and until such Proprietary Information becomes public knowledge and becomes matter in the public domain through no act or omission by me.

2.	INVENTIONS AND DEVELOPMENTS ARE PROPERTY OF VERISIGN.

(a)	If I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, method, process, software program, work of authorship, documentation, formula, algorithm, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) (herein called “Developments”) at any time or times during my engagement with VERISIGN (whether during or after business hours and whether on or off VERISIGN’s premises), or thereafter, which Developments are developed or made from knowledge gained from such engagement, that (i) relates to the business of VERISIGN or any customer of or supplier to VERISIGN in connection with such customer’s or supplier’s activities with VERISIGN or any of the products or services being developed, manufactured or sold by VERISIGN or which may be used in relation therewith, (ii) results from tasks assigned to me by VERISIGN or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by VERISIGN, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of VERISIGN and its assigns, as works made for hire to the extent permitted by law, or otherwise, and I shall promptly disclose to VERISIGN (or any persons designated by it) each such Development and, as may be necessary to ensure VERISIGN’s ownership of such Developments, I hereby assign any and all rights, title and interest (including, but not limited to, any copyrights and trademarks) in and to the Developments and benefits and/or rights resulting therefrom to VERISIGN and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to VERISIGN. I hereby waive and agree to waive any and all moral rights that I may have in any Developments.

(b)

I shall keep complete notes, data and records of Developments in the manner and form requested by VERISIGN. I will, during my engagement with VERISIGN and at any time thereafter, at the request and cost of VERISIGN, promptly sign, execute, make and do all such deeds, documents, acts and things as VERISIGN and its duly authorized agents may reasonably require: (i) to apply for, obtain, register and vest in the name of VERISIGN alone (unless VERISIGN otherwise directs) letters patent, copyright, trademark or other analogous protection in any country throughout the world and when so obtained or vested to renew, maintain or restore the same; and (ii) to defend in any judicial, opposition, interference, or other proceedings in respect of such applications and any judicial, opposition, interference or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection; and (iii) to waive any and all moral rights or similar that I may have in any Developments. VERISIGN is under no obligation to procure or protect Developments.

(c)	To the extent I may have incorporated any of my pre-existing materials in the Developments, I hereby grant to VERISIGN the irrevocable, perpetual, non-exclusive, worldwide, royalty-free license to use, execute, reproduce, display, perform, distribute copies of, and prepare derivative works based upon, such pre-existing materials, and to authorize others to do any or all of the foregoing.

(d)	Listed below are titles and identifications of reserved works, if any, that I have previously made, conceived, created, discovered, invented or reduced to practice, and that are expressly excluded from Developments.

3.	I AM NOT BOUND BY OTHER AGREEMENTS.

I hereby represent and warrant that, (i) except as I have disclosed in writing to VERISIGN, I am not bound by the terms of any agreement with any other party to refrain from competing, directly or indirectly, with the business of such previous employer or any other party; (ii) to the best of my knowledge, my performance of all the terms of this Agreement and as an independent contractor of VERISIGN does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my engagement with VERISIGN, and I will not knowingly disclose to VERISIGN or induce VERISIGN to use any confidential or proprietary information or material belonging to others; (iii) I have the full right and authority to perform my obligations and grant the rights and licenses granted herein, and I have neither assigned nor otherwise entered into an agreement that would conflict with my obligations under this Agreement. I covenant and agree that I shall not enter into any such agreement.

4.	I WILL ADHERE TO GOVERNMENT OR OTHER THIRD PARTY OBLIGATIONS.

I acknowledge that VERISIGN from time to time may have agreements with other persons or entities or with the United States Government, or agencies thereof, which impose obligations or restrictions on VERISIGN regarding inventions made during the course of work under such agreements or regarding the sensitive nature of such work. I agree to be bound by all such obligations and restrictions which are made known to me and to take all action necessary to discharge the obligations of VERISIGN under such agreements.

5.	I AM AN INDEPENDENT CONTRACTOR.

I understand and agree that I am an independent contractor and not an employee of VERISIGN. VeriSign shall not be responsible for withholding collection of or paying any taxes, including without limitation income taxes, for me. I shall be responsible for payment of all taxes owed by me in connection with any fees I earn in connection with my contracting arrangement with VERISIGN, including income taxes. Under no circumstances shall I look to VERISIGN as my employer. I agree and acknowledge that I am not entitled to participate in any of the benefit plans or programs that VERISIGN now or hereafter maintains for its employees, including, but not limited to, VERISIGN’s employee stock purchase plan and stock incentive plan (“Stock Plans”), VERISIGN’s 401(K) plan or any of VERISIGN’s medical or dental plans. In the event that any state or federal court, or any local, state or federal government agency, division or other related government entity, shall determine that I am considered an employee or common law employee of VERISIGN, or if for any reason, I waive any right to participate, either retrospectively or prospectively, in VERISIGN sponsored benefit plans or programs including, but not limited to, the Stock Plans.

6.	I WILL NOT SOLICIT VERISIGN’S EMPLOYEE’S.

During the period of my contracting engagement, and for a period of one (1) year after the termination or expiration thereof, and without limiting the applicability of any other provisions of this Agreement that are intended to operate after such termination or expiration, I recognize, acknowledge and agree that I will not, directly or indirectly (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), either on my own behalf or as an owner, shareholder, partner, member, participant, officer, director, employee, agent, representative, advisor or consultant of any other individual, entity or enterprise, do or attempt to do any of the following:

(a)	solicit, encourage or induce any current or prospective clients, customers, suppliers, vendors or contractors of VERISIGN to terminate or adversely modify any business relationship with VERISIGN or not to proceed with, enter into, renew or continue any business relationship with VERISIGN, or otherwise interfere with any business relationship between VERISIGN and any such person; or

(b)	solicit, encourage or induce any officer, director, employee, agent, partner, consultant or independent contractor of VERISIGN to terminate any employment or relationship with VERISIGN, employ or engage any such person, or otherwise interfere with or disrupt VERISIGN’s relationship with any such person.

7.	I WILL NOT ENGAGE IN CONFLICTS OF INTEREST.

I recognize, acknowledge and agree to comply with all rules and policies of VERISIGN, including but not limited to those relating to conflicts of interest, and without limiting the generality of the foregoing:

(a)	I will promptly notify VERISIGN of any conflicts of interest or gifts or offers of gifts or remuneration from clients, consultants, customers, suppliers, partners, officers, agents, directors, employees, vendors, contractors or others doing or seeking to do business with VERISIGN, and will not accept such gifts or remuneration; and

(b)	I will promptly inform VERISIGN of any business opportunities coming to my attention that relate to the existing or prospective business of VERISIGN and will not participate in any such opportunities without the prior written consent of VERISIGN.

8.	MISCELLANEOUS.

(a)	This Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court holds any provision of this Agreement to be excessively broad as to scope, activity, geography, time-period, subject, or otherwise so as to be invalid or unenforceable, I agree that, if allowed by law, that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the maximum degree necessary to render it valid and enforceable without affecting the rest of this Agreement, and, if such reduction or modification is not allowed by law, the parties shall promptly agree in writing to a provision to be substituted therefore which will have an effect as close as possible to the invalid or unenforceable provision that is consistent with applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity and enforceability of the other provisions hereof.

(b)	The failure of VERISIGN to enforce any term of this Agreement shall not constitute a waiver of any rights or deprive VERISIGN of the right to insist thereafter upon strict adherence to that or any other term of this Agreement, nor shall a waiver of any breach of this Agreement constitute a waiver of any preceding or succeeding breach. No waiver of a right under any provision of this Agreement shall be binding on VERISIGN unless made in writing and signed by the CEO of VERISIGN or his designee.

(c)	The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of VERISIGN and are considered by me to be reasonable for such purpose. I recognize, acknowledge and agree that any breach by me of any of the provisions contained in this Agreement will cause VERISIGN immediate, material and irreparable injury and damage, and there is no adequate remedy at law for such breach. Accordingly, in the event of a breach of any of the provisions of this Agreement by me, in addition to any other remedies it may have at law or in equity, VERISIGN shall be entitled immediately to seek enforcement of this Agreement in a court of competent jurisdiction by means of a decree of specific performance, an injunction without the posting of a bond or the requirement of any other guarantee, and any other form of equitable relief, and VERISIGN is entitled to recover from me the costs and attorneys’ fees it incurs to recover under this Agreement. This provision is not a waiver of any other rights which VERISIGN may have under this Agreement, including the right to recover money damages.

(d)	This Agreement shall be binding upon me and my heirs, successors, assigns, and personal representatives, and will inure to the benefit of VERISIGN, its affiliates, successors and its assigns, that this Agreement is personal to me, and that I may not assign any rights or duties under this Agreement.

(e)	This Agreement contains the entire agreement between me and VERISIGN with respect to the subject matter herein and supersedes all prior agreements, written or oral, between me and VERISIGN relating to the subject matter of this Agreement. All previous discussions, promises, representations, and understandings relating to the topics herein discussed are hereby merged into this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by me and the Chief Executive Officer of VERISIGN or his/her designee. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein, and this Agreement has not been executed in reliance upon any representation or promise except those recited herein. I agree that any change or changes in my duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(f)	This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of California. The headings herein are for convenience only and do not limit or restrict the meaning or interpretation of the text of this Agreement.

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTAND ALL OF ITS TERMS AND CONDITIONS, THAT I HAVE HAD THE OPPORTUNITY TO CONSULT WITH ANYONE OF MY CHOICE REGARDING THIS AGREEMENT, THAT I AM ENTERING INTO THIS AGREEMENT OF MY OWN FREE WILL, WITHOUT COERCION FROM ANY SOURCE, AND THAT I AGREE TO ABIDE BY ALL OF THE TERMS AND CONDITIONS HEREIN.

/s/ Roger Moore	October 1, 2008
(signature)	Date

RESERVED INVENTIONS OR WORKS AUTHORED PRIOR TO CONTRACTING ENGAGEMENT

Title	Description